SLM Student Loan Trust 2003-4
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$2,043,294,494.96	($35,756,104.90)	$2,007,538,390.06
	ii	Interest to be Capitalized	9,238,187.02		9,164,065.22

	iii	Total Pool	$2,052,532,681.98		$2,016,702,455.28

	iv	Specified Reserve Account Balance	5,131,331.70		5,041,756.14

	v	Total Adjusted Pool	$2,057,664,013.68		$2,021,744,211.42

B	i	Weighted Average Coupon (WAC)	6.264%		6.260%
	ii	Weighted Average Remaining Term	258.92		257.73
	iii	Number of Loans	105,329		103,608
	iv	Number of Borrowers	64,669		63,515
	v	Aggregate Outstanding Principal Balance - T-Bill	$386,668,663.77		$375,697,104.98
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,665,864,018.21		$1,641,005,350.30

						% of		% of
	Notes and Certificates			Spread	Balance 9/15/04	O/S Securities*	Balance 12/15/04	O/S Securities*
C	i	A-1 Notes	78442GGH3	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGJ9	0.040%	246,770,013.68	11.993%	210,850,211.42	10.429%
	iii	A-3 Notes	78442GGK6	0.100%	290,000,000.00	14.094%	290,000,000.00	14.344%
	iv	A-4 Notes	78442GGL4	0.220%	314,000,000.00	15.260%	314,000,000.00	15.531%
	v	A-5A Notes	78442GGD2	—	200,000,000.00	9.720%	200,000,000.00	9.892%
	vi	A-5B Notes	78442GGE0	—	200,000,000.00	9.720%	200,000,000.00	9.892%
	vii	A-5C Notes	78442GGF7	0.160%	338,527,000.00	16.452%	338,527,000.00	16.744%
	viii	A-5D Notes	78442GGG5	—	200,000,000.00	9.720%	200,000,000.00	9.892%
	ix	A-5E Notes	78442GGN0	0.250%	200,000,000.00	9.720%	200,000,000.00	9.892%
	x	B Notes	78442GGM2	0.650%	68,367,000.00	3.323%	68,367,000.00	3.382%

	xi	Total Notes			$2,057,664,013.68	100.000%	$2,021,744,211.42	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,131,331.70	$5,041,756.14
	iv	Reserve Account Floor Balance ($)	$3,384,496.00	$3,384,496.00
	v	Current Reserve Acct Balance ($)	$5,131,331.70	$5,041,756.14

	Other Accounts		9/15/2004	12/15/2004
E	i	Remarketing Fee Account	$3,984,845.00	$3,984,845.00
	ii	Capitalized Interest Account	$—	$—
	iii	Principal Accumulation Account (A-5A)	$—	$—
	iv	Supplemental Interest Account (A-5A)	$—	$—
	v	Principal Accumulation Account (A-5B)	$—	$—
	vi	Supplemental Interest Account (A-5B)	$—	$—
	vii	Principal Accumulation Account (A-5D)	$—	$—
	viii	Supplemental Interest Account (A-5D)	$—	$—

II. 2003-4 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$40,497,652.47
	ii	Principal Collections from Guarantor	5,608,389.97
	iii	Principal Reimbursements	58,116.05
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$46,164,158.49

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$71,061.88
	ii	Capitalized Interest	(10,479,115.47)

	iii	Total Non-Cash Principal Activity	$(10,408,053.59)

C	Total Student Loan Principal Activity		$35,756,104.90

D	Student Loan Interest Activity
	i	Regular Interest Collections	$19,354,118.80
	ii	Interest Claims Received from Guarantors	310,554.90
	iii	Collection Fees/Returned Items	7,252.50
	iv	Late Fee Reimbursements	239,962.16
	v	Interest Reimbursements	635.44
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	161,452.01
	viii	Subsidy Payments	1,535,108.44

	ix	Total Interest Collections	$21,609,084.25

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,058.22
	ii	Capitalized Interest	10,479,115.47

	iii	Total Non-Cash Interest Adjustments	$10,480,173.69

F	Total Student Loan Interest Activity		$32,089,257.94

G.	Non-Reimbursable Losses During Collection Period		$67,575.20
H.	Cumulative Non-Reimbursable Losses to Date		$262,346.83

III. 2003-4 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$29,645,553.60
	ii	Consolidation Principal Payments	16,460,488.84
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(21.78)
	vi	Re-purchased Principal	58,137.83

	vii	Total Principal Collections	$46,164,158.49

B	Interest Collections
	i	Interest Payments Received	$21,159,719.96
	ii	Consolidation Interest Payments	201,514.19
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	516.06
	vi	Re-purchased Interest	119.38
	vii	Collection Fees/Returned Items	7,252.50
	viii	Late Fees	239,962.16

	ix	Total Interest Collections	$21,609,084.25

C	Other Reimbursements		$348,339.25

D	Reserves In Excess of the Requirement		$89,575.56

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Interest Rate Swap Proceeds		$4,785,000.00

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income ( V-D & E )		$208,343.03

J	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$73,204,500.58

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,699,420.18)
		Consolidation Loan Rebate Fees	(5,248,639.05)

K	NET AVAILABLE FUNDS		$66,256,441.35

L	Servicing Fees Due for Current Period		$842,835.64

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$867,835.64

IV. 2003-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	6.107%	6.111%	75,682	73,289	71.853%	70.737%	$1,375,006,494.02	$1,329,824,005.99	67.294%	66.242%
31-60 Days Delinquent	7.045%	6.659%	2,366	3,166	2.246%	3.056%	$49,063,623.53	$63,163,693.08	2.401%	3.146%
61-90 Days Delinquent	6.958%	6.651%	1,361	1,663	1.292%	1.605%	$28,048,220.32	$32,121,391.59	1.373%	1.600%
91-120 Days Delinquent	7.097%	7.297%	757	595	0.719%	0.574%	$14,885,744.68	$11,768,748.92	0.729%	0.586%
> 120 Days Delinquent	7.280%	7.475%	1,470	1,405	1.396%	1.356%	$32,227,355.76	$30,393,903.20	1.577%	1.514%

Deferment
Current	6.303%	6.301%	9,908	9,748	9.407%	9.409%	$201,679,967.64	$197,900,122.17	9.870%	9.858%

Forbearance
Current	6.568%	6.553%	13,651	13,554	12.960%	13.082%	$339,499,741.85	$339,253,339.95	16.615%	16.899%

TOTAL REPAYMENT	6.263%	6.258%	105,195	103,420	99.873%	99.819%	$2,040,411,147.80	$2,004,425,204.90	99.859%	99.845%
Claims in Process (1)	7.318%	7.149%	134	188	0.127%	0.181%	$2,883,347.16	$3,113,185.16	0.141%	0.155%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	6.264%	6.260%	105,329	103,608	100.000%	100.000%	$2,043,294,494.96	$2,007,538,390.06	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-4 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period							$29,820,953.61

B	Interest Subsidy Payments Accrued During Collection Period							1,431,759.57

C	SAP Payments Accrued During Collection Period							424,251.72

D	Investment Earnings Accrued for Collection Period							208,343.03

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)							0.00

F	Consolidation Loan Rebate Fees							(5,248,639.05)

G	Net Expected Interest Collections							$26,636,668.88

H	Interest Rate Cap Payments Due to the Trust
								Cap

	i	Cap Notional Amount						$500,000,000.00

	ii	Libor						1.88000%
	iii	Cap %						5.00000%

	iv	Excess Over Cap ( ii-iii)						0.00000%

	v	Cap Payments Due to the Trust						$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc	A-5D Swap Calc	A-5E Swap Calc

		i	Notional Swap Amount	200,000,000	200,000,000	—	200,000,000	—

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	1.88000%	1.88000%	0.00000%	1.88000%	0.00000%

		iib	Spread	0.09900%	0.18900%	0.00000%	0.27400%	0.00000%

		iic	Pay Rate	1.97900%	2.06900%	0.00000%	2.15400%	0.00000%
		iii	Gross Swap Payment Due Counterparty	$1,000,494.44	$1,045,994.44	$0.00	$1,088,966.67	$0.00
		iv	Days in Period 9/15/2004 12/15/2004	91	91	91	91	91

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	2.16000%	3.39000%	0.00000%	4.02000%	0.00000%
		vi	Gross Swap Receipt Due Trust	$1,080,000.00	$1,695,000.00	$0.00	$2,010,000.00	$0.00
		vii	Days in Period 9/15/2004 12/15/2004	90	90	90	90	90

VI. 2003-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.000000000	—	0.00000%	—
B	Class A-2 Interest Rate	0.004853333	(9/15/04—12/15/04)	1.92000%	LIBOR
C	Class A-3 Interest Rate	0.005005000	(9/15/04—12/15/04)	1.98000%	LIBOR
D	Class A-4 Interest Rate	0.005308333	(9/15/04—12/15/04)	2.10000%	LIBOR
E	Class A-5A Interest Rate	0.005400000	(9/15/04—12/15/04)	2.16000%	Fixed
F	Class A-5B Interest Rate	0.008475000	(9/15/04—12/15/04)	3.39000%	Fixed
G	Class A-5C Interest Rate	0.005156667	(9/15/04—12/15/04)	2.04000%	LIBOR
H	Class A-5D Interest Rate	0.010050000	(9/15/04—12/15/04)	4.02000%	Fixed
I	Class A-5E Interest Rate	0.005384167	(9/15/04—12/15/04)	2.13000%	LIBOR
J	Class B Interest Rate	0.006395278	(9/15/04—12/15/04)	2.53000%	LIBOR

VII. 2003-4 Inputs From Original Data 8/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,043,294,494.96
	ii	Interest To Be Capitalized	9,238,187.02

	iii	Total Pool	$2,052,532,681.98
	iv	Specified Reserve Account Balance	5,131,331.70

	v	Total Adjusted Pool	$2,057,664,013.68

B	Total Note and Certificate Factor		0.9029222
C	Total Note Balance		$2,057,664,013.68

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B

	i	Current Factor	0.0000000	0.8689085	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$0.00	$246,770,013.68	$290,000,000.00	$314,000,000.00	$200,000,000.00	$200,000,000.00	$338,527,000.00	$200,000,000.00	$200,000,000.00	$68,367,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$5,131,331.70
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-4 Remarketing Fee and Trigger Events

	Remarketing Fee Account Reconciliation	A-5A	A-5B	A-5C	A-5D	A-5E	Total

	Next Reset Date	9/15/2005	3/17/2008	3/17/2008	3/15/2010	3/15/2010

i	Reset Period Target Amount	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845

ii	Remarketing Fee Account Balance (net of inv earnings)	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845

iii	Quarterly Funding Amount	$—	$—	$—	$—	$—	$—

IX. 2003-4 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 6/16/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-4 Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Section III-K )			$66,256,441.35	$66,256,441.35

B	Primary Servicing Fees-Current Month			$842,835.64	$65,413,605.71

C	Administration Fee			$25,000.00	$65,388,605.71

D	Aggregate Quarterly Funding Amount			$0.00	$65,388,605.71

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1		$0.00	$65,388,605.71
	ii	Class A-2		$1,197,657.13	$64,190,948.58
	iii	Class A-3		$1,451,450.00	$62,739,498.58
	iv	Class A-4		$1,666,816.67	$61,072,681.91
	v	Class A-5A		$1,080,000.00	$59,992,681.91
	vi	Class A-5B		$1,695,000.00	$58,297,681.91
	vii	Class A-5C		$1,745,670.90	$56,552,011.01
	viii	Class A-5D		$2,010,000.00	$54,542,011.01
	ix	Class A-5E		$1,076,833.33	$53,465,177.68
	x	Aggregate Interest Rate Swap Payments		$3,135,455.56	$50,329,722.12

		Total		$15,058,883.59

F	Class B Noteholders’ Interest Distribution Amount			$437,225.96	$49,892,496.16

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1		$0.00	$49,892,496.16
	ii	Class A-2		$35,919,802.26	$13,972,693.90
	iii	Class A-3		$0.00	$13,972,693.90
	iv	Class A-4		$0.00	$13,972,693.90
	v	Class A-5A		$0.00	$13,972,693.90
	vi	Class A-5B		$0.00	$13,972,693.90
	vii	Class A-5C		$0.00	$13,972,693.90
	viii	Class A-5D		$0.00	$13,972,693.90
	ix	Class A-5E		$0.00	$13,972,693.90

		Total	Total	$35,919,802.26
H	Increase to Supplemental Interest Account			$0.00	$13,972,693.90

I	Class B Noteholder’s Principal Distribution Amount			$0.00	$13,972,693.90

J	Increase to the Specified Reserve Account			$0.00	$13,972,693.90

K	Carryover Servicing Fees			$0.00	$13,972,693.90

L	Remarketing Costs in Excess of Remarketing Fee Account			$0.00	$13,972,693.90

M	Excess to Excess Distribution Certificate Holder			$13,972,693.90	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B
	i	Quarterly Interest Due	$0.00	$1,197,657.13	$1,451,450.00	$1,666,816.67	$1,080,000.00	$1,695,000.00	$1,745,670.90	$2,010,000.00	$1,076,833.33	$437,225.96
	ii	Quarterly Interest Paid	0.00	1,197,657.13	1,451,450.00	1,666,816.67	1,080,000.00	1,695,000.00	1,745,670.90	2,010,000.00	1,076,833.33	437,225.96

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$35,919,802.26	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	35,919,802.26	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$37,117,459.39	$1,451,450.00	$1,666,816.67	$1,080,000.00	$1,695,000.00	$1,745,670.90	$2,010,000.00	$1,076,833.33	$437,225.96

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/2004	$2,057,664,013.68
	ii	Adjusted Pool Balance 11/30/2004	2,021,744,211.42

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$35,919,802.26

	iv	Adjusted Pool Balance 8/31/2004	$2,057,664,013.68
	v	Adjusted Pool Balance 11/30/2004	2,021,744,211.42

	vi	Current Principal Due (iv-v)	$35,919,802.26
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$35,919,802.26

	ix	Principal Distribution Amount Paid	$35,919,802.26

	x	Principal Shortfall (viii - ix)	$—
C		Total Principal Distribution	$35,919,802.26
D		Total Interest Distribution	12,360,653.99

E		Total Cash Distributions	$48,280,456.25

F	Reserve Account Reconciliation
	i	Beginning of Period Balance	$5,131,331.70
	ii	Deposits to correct Shortfall	$—

	iv	Total Reserve Account Balance Available	$5,131,331.70
	v	Required Reserve Account Balance	$5,041,756.14

	vi	Shortfall Carried to Next Period	$—
	vii	Excess Reserve - Release to Collection Account	$89,575.56
	viii	Ending Reserve Account Balance	$5,041,756.14

G	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GGH3	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	78442GGJ9	$246,770,013.68	$210,850,211.42
		A-2 Note Pool Factor		0.8689085	0.7424303

	iii	A-3 Note Balance	78442GGK6	$290,000,000.00	$290,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GGL4	$314,000,000.00	$314,000,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5A Note Balance	78442GGD2	$200,000,000.00	200,000,000.00
		A-5A Note Pool Factor		1.0000000	1.0000000

	vi	A-5B Note Balance	78442GGE0	$200,000,000.00	$200,000,000.00
		A-5B Note Pool Factor		1.0000000	1.0000000

	vii	A-5C Note Balance	78442GGF7	$338,527,000.00	$338,527,000.00
		A-5C Note Pool Factor		1.0000000	1.0000000

	viii	A-5D Note Balance	78442GGG5	$200,000,000.00	$200,000,000.00
		A-5D Note Pool Factor		1.0000000	1.0000000

	ix	A-5E Note Balance	78442GGN0	$200,000,000.00	$200,000,000.00
		A-5E Note Pool Factor		1.0000000	1.0000000

	x	B Note Balance	78442GGM2	$68,367,000.00	$68,367,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2003-4 Historical Pool Information

			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	9/1/03-11/30/03	6/1/03-8/31/03	3/17/03-5/31/03
Beginning Student Loan Portfolio Balance			$2,043,294,494.96	$2,086,823,087.79	$2,118,974,701.86	$2,153,115,766.24	$2,187,235,308.17	$2,225,244,911.05	$2,246,024,417.20

	Student Loan Principal Activity
	i	Regular Principal Collections	$40,497,652.47	$50,100,628.78	$36,683,321.78	$40,046,454.13	$40,788,344.10	$48,147,292.74	$25,093,900.86
	ii	Principal Collections from Guarantor	5,608,389.97	4,314,423.63	5,304,060.31	4,980,023.85	4,503,770.99	1,586,743.35	336,084.11
	iii	Principal Reimbursements	58,116.05	88,948.89	202,575.56	(198.81)	(352.28)	83,360.19	5,561,676.60
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$46,164,158.49	$54,504,001.30	$42,189,957.65	$45,026,279.17	$45,291,762.81	$49,817,396.28	$30,991,661.57
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$71,061.88	$35,091.76	$55,398.55	$58,534.48	$458,561.31	$665,089.13	$252,902.64
	ii	Capitalized Interest	(10,479,115.47)	(11,010,500.23)	(10,093,742.13)	(10,943,749.27)	(11,630,782.19)	(12,472,882.53)	(10,465,058.06)

	iii	Total Non-Cash Principal Activity	$(10,408,053.59)	$(10,975,408.47)	$(10,038,343.58)	$(10,885,214.79)	$(11,172,220.88)	$(11,807,793.40)	$(10,212,155.42)
(-)	Total Student Loan Principal Activity		$35,756,104.90	$43,528,592.83	$32,151,614.07	$34,141,064.38	$34,119,541.93	$38,009,602.88	$20,779,506.15

	Student Loan Interest Activity

	i	Regular Interest Collections	$19,354,118.80	$20,085,408.41	$20,281,488.29	$20,633,099.32	$20,823,773.18	$21,423,313.04	$18,041,795.04
	ii	Interest Claims Received from Guarantors	310,554.90	195,190.94	294,583.15	296,678.87	233,563.64	31,780.10	3,421.80
	iii	Collection Fees/Returned Items	7,252.50	5,495.68	4,788.02	3,486.30	3,318.61	2,970.56	2,150.66
	iv	Late Fee Reimbursements	239,962.16	235,639.92	220,373.69	236,638.26	218,618.54	217,076.23	173,253.89
	v	Interest Reimbursements	635.44	2,724.65	1,095.36	26.50	1,359.67	461.40	30,993.25
	vi	Other System Adjustments	—	—	—	—	—	—	—
	vii	Special Allowance Payments	161,452.01	32,297.47	13,278.60	16,820.42	35,556.36	—	—
	viii	Subsidy Payments	1,535,108.44	1,533,188.47	1,549,370.02	1,540,322.48	3,301,864.92	—	—

	ix	Total Interest Collections	$21,609,084.25	$22,089,945.54	$22,364,977.13	$22,727,072.15	$24,618,054.92	$21,675,601.33	$18,251,614.64

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,058.22	$1,285.39	$(1,766.76)	$16.90	$(418,316.52)	$(663,495.93)	$(252,856.39)
	ii	Capitalized Interest	10,479,115.47	11,010,500.23	10,093,742.13	10,943,749.27	11,630,782.19	12,472,882.53	10,465,058.06

	iii	Total Non-Cash Interest Adjustments	$10,480,173.69	$11,011,785.62	$10,091,975.37	$10,943,766.17	$11,212,465.67	$11,809,386.60	$10,212,201.67

	Total Student Loan Interest Activity		$32,089,257.94	$33,101,731.16	$32,456,952.50	$33,670,838.32	$35,830,520.59	$33,484,987.93	$28,463,816.31

(=)	Ending Student Loan Portfolio Balance		$2,007,538,390.06	$2,043,294,494.96	$2,086,823,087.79	$2,118,974,701.86	$2,153,115,766.24	$2,187,235,308.17	$2,225,244,911.05
(+)	Interest to be Capitalized		$9,164,065.22	$9,238,187.02	$9,622,570.32	$9,290,178.17	$9,186,603.87	$9,637,252.91	$9,851,972.13

(=)	TOTAL POOL		$2,016,702,455.28	$2,052,532,681.98	$2,096,445,658.11	$2,128,264,880.03	$2,162,302,370.11	$2,196,872,561.08	$2,235,096,883.18

(+)	Reserve Account Balance		$5,041,756.14	$5,131,331.70	$5,241,114.15	$5,320,662.20	$5,405,755.93	$5,492,181.40	$5,587,742.21

(=)	Total Adjusted Pool		$2,021,744,211.42	$2,057,664,013.68	$2,101,686,772.26	$2,133,585,542.23	$2,167,708,126.04	$2,202,364,742.48	$2,240,684,625.39

XII. 2003-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-03	$2,235,096,883	2.23%
Sep-03	$2,196,872,561	3.57%
Dec-03	$2,162,302,370	3.81%
Mar-04	$2,128,264,880	3.91%
Jun-04	$2,096,445,658	3.91%
Sep-04	$2,052,532,682	4.29%
Dec-04	$2,016,702,455	4.35%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.